Exhibit 99.1

Sight Sciences Appoints Matt Link as Chief Commercial Officer

Former NuVasive President helped scale high-growth medical device company to over $1 billion in revenue

MENLO PARK, Calif. - September 11, 2023 - (GLOBE NEWSWIRE) – Sight Sciences, Inc. (Nasdaq: SGHT) (“Sight Sciences,” or the “Company”), an eyecare technology company focused on developing and commercializing innovative technology intended to transform care and improve patients’ lives, today announced the appointment of Matthew Link as its Chief Commercial Officer, effective September 11, 2023.

“We are very excited to have Matt join Sight Sciences as we scale our Surgical Glaucoma and Dry Eye businesses. Matt is a highly talented medtech business leader with a track record of success in transforming treatment paradigms with disruptive new technology, and predictably scaling in a public high-growth medtech setting. We believe his market development experience with procedurally focused, less invasive solutions utilizing disruptive technology that transformed spine surgery positions him well to accelerate the procedural transformation of glaucoma and dry eye disease treatment with our interventional OMNI® Surgical System and TearCare® System technologies. Matt joined NuVasive at a time when it had similar revenue levels as Sight Sciences does today and helped scale NuVasive’s business over the ensuing years to profitability with over $1 billion in revenue,” said Paul Badawi, Founder and Chief Executive Officer of Sight Sciences. “We are confident Matt’s addition will further enhance the capabilities of our strong executive team. We are looking forward to him leading the commercial organization, advancing our strategic plans, and ensuring we have the appropriate infrastructure to support significant and profitable growth over the coming years.”

Mr. Link added, “I am delighted to be joining Sight Sciences at this critical juncture as the glaucoma and dry eye categories are undergoing significant transformation. Sight Sciences is a leader in eyecare technology innovation with a portfolio and pipeline of products that are elevating the standard of care. I am ready to leverage my strong commercial strategy and development background in high-growth medtech to help Sight Sciences achieve its fullest potential. I look forward to working with Paul and the Sight Sciences team to improve the lives of our patients and help the Company achieve its growth and profitability objectives.”

Mr. Link has more than 20 years of experience building teams and leading innovation in the healthcare and medical technology industries, most recently serving as Managing Partner at Orion Healthcare Advisors, LLC, a consulting services provider. Before Orion, Mr. Link spent nearly 15 years in regional and executive leadership positions at NuVasive, Inc., a global leader in surgical implants and enabling technology for spine surgery and orthopedics, where he designed and executed strategies that supported the company’s revenue growth from less than $100 million to over $1 billion. Mr. Link joined NuVasive as an Area Business Manager and rose to the level of President where his responsibilities included oversight of global business units in spine, neurophysiology and orthopedics. Prior to NuVasive, Mr. Link held commercial leadership roles at Depuy Orthopedics and Depuy Spine. He currently serves as a member of the board of directors of Springbok Analytics, Fibrobiologics and DinamicOR. Additionally, he serves on the board of directors of the Coulter Translational Research Endowment at the University of Virginia. Mr. Link received a BSEd in Physical Education and Sports Medicine from the University of Virginia.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative solutions to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional, outdated approaches. The Company’s OMNI® Surgical System is an implant-free glaucoma surgery technology that reduces intraocular pressure in adult patients with primary open-angle glaucoma (POAG), the world’s leading cause of irreversible blindness. The Company’s TearCare® System technology is 510(k)

cleared for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (MGD) when used in conjunction with manual expression of the meibomian glands, enabling office-based clearance of gland obstructions by physicians to address the leading cause of dry eye disease. The Company’s SION™ Surgical Instrument is a manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork.

For more information, visit www.sightsciences.com.

OMNI and TearCare are registered trademarks of Sight Sciences.

SION is a trademark of Sight Sciences.

© 2023 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include all statements other than statements of historical fact, including statements concerning the perceived benefits of the Company’s announced Chief Commercial Officer appointment, and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although management believes these forward-looking statements are based upon reasonable assumptions at the time they are made, management cannot guarantee their accuracy or completeness. Forward-looking statements are subject to and involve risks, uncertainties and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements predicted, assumed or implied by such forward-looking statements. Some of the risks and uncertainties that may cause actual results to materially differ from those expressed or implied by these forward-looking statements are discussed under the caption “Risk Factors” in the Company’s filings with the SEC, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. Sight Sciences undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:

Philip Taylor

Gilmartin Group

415.937.5406

Investor.Relations@Sightsciences.com